                                   EXHIBIT 21

                         Subsidiaries of the Registrant

*    Physical Beauty & Fitness Holdings Limited
*    Physical Health Centre Hong Kong, Ltd.
*    Regent Town Holdings Ltd.
*    Mighty System Ltd. (up to October 31, 2000)
*    Supreme Resources Ltd.
*    Physical Health Centre (Tuen Mun) Ltd.
         (formerly known as Physical Health Centre (Zhong Shan) Limited)
*    Zhongshan Physical Ladies' Club, Ltd.
*    Ever Growth Ltd.
*    Proline Holdings Ltd.
*    Physical Health Centre (Shanghai) Ltd.
          (formerly known as Shanghai Physical Ladies' Club Company Ltd.)
*    Shanghai Physical Fitness & Beauty Centre Co, Ltd.
          (formerly known as Shanghai Physical Ladies' Club Co., Ltd.)
*    Jade Regal Holdings Ltd.
*    Physical Health Centre (Dalian) Ltd.
*    Dalian Physical Ladies' Club Co. Ltd.
*    Star Perfection Holdings Ltd.
*    Physical Health Centre (Shenzhen) Ltd.
*    Shenzhen Physical Ladies' Club Company Ltd.
*    Physical Health Centre (Tsuen Wan) Limited
*    Physical Health Centre (Macau) Limited
*    Su Sec Pou Physical Health Centre (Macau), Limited
*    Physical Health Centre (TST) Limited
*    Physical Health Centre (E House) Limited
         (formerly known as Global Resources Limited)
*    Physical Health Centre (Shatin) Limited
         (formerly known as Physical Health Centre (PM) Limited)
*    Physical Health Centre (Kornhill) Limited
*    Physical Beauty Centre (Central) Limited
*    Physical Health Centre (Central) Limited